UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2019

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7035 South High Tech Drive Midvale, Utah	84047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☒

Item 1.01  Entry into a Material Definitive Agreement.

On September 28, 2019, Sportsman’s Warehouse, Inc. (“SWI”), a wholly owned subsidiary of Sportsman’s Warehouse Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DICK’S Sporting Goods, Inc. (“DICK’S”). Pursuant to the Purchase Agreement, SWI has agreed, subject to certain conditions, to acquire from DICK’S all cash, inventory, furniture, fixtures, and equipment, and certain other assets related to up to eight Field & Stream stores operated by DICK’S (the “Acquired Stores”). The Acquired Stores are located in New York (2), Pennsylvania (3), North Carolina (2) and Michigan (1). The Purchase Agreement contemplates that SWI will enter into a sublease with DICK’s with respect to each location upon closing of the acquisition of the Acquired Stores. The Purchase Agreement also provides that, at or prior to closing, the parties will enter into a transition services agreement related to the Acquired Stores by which DICK’S will provide transition services to the Company for a period of up to 120 days.

The consummation of the acquisition of the Acquired Stores is subject to the satisfaction or waiver by SWI and DICK’S, as applicable, of certain closing conditions. The acquisition of the Acquired Stores is expected to close on or around October 11, 2019.

The aggregate consideration to be paid to DICK’S under the Purchase Agreement is approximately $28 million (the “Purchase Price”), subject to certain post-closing adjustments set forth in the Purchase Agreement. The Purchase Price will be paid at closing except that 50% of the agreed upon inventory value will be paid within 90 days after the closing date. The Company expects to fund the Purchase Price in full through borrowings under its senior revolving credit facility under the Company’s Amended and Restated Credit Agreement, dated May 23, 2018, between SWI, as borrower, and Wells Fargo Bank, National Association (“Wells Fargo”), with a consortium of banks led by Wells Fargo.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On September 30, 2019,  the Company issued a press release announcing the entry into the Purchase Agreement as set forth in Item 1.01 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this report:

Exhibit No.	Description

Exhibit 10.1	Asset Purchase Agreement, dated September 28, 2019, by and between DICK’S Sporting Goods, Inc. and Sportsman’s Warehouse, Inc.

Exhibit 99.1	Press release dated September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Robert K. Julian
Name:	Robert K. Julian
Title:	Secretary and Chief Financial Officer

Date: September 30, 2019